Exhibit 99.1

NEWS RELEASE

CONTACT:  Bob Aronson
          Director of Investor Relations
          (800) 579-2302


FOR IMMEDIATE RELEASE


           STAGE STORES, INC. ANNOUNCES RESIGNATION OF
            VICE CHAIRMAN AND CHIEF FINANCIAL OFFICER
                 ______________________________

HOUSTON, TX, May 24, 2000 - Stage Stores, Inc. (NYSE: SGE) announced today that, effective May 1, 2000, James A. Marcum resigned from his position as Vice Chairman and Chief Financial Officer of the Company to pursue other interests. Mr. Marcum also resigned from his position as a Director of the Company effective that same date.

Upon Mr. Marcum's resignation, his duties and responsibilities were reassigned to others within the Company.

Stage Stores, Inc. brings nationally recognized brand name family apparel, accessories, cosmetics and footwear for the entire family to small towns and communities throughout the United States. The company operated 646 stores in 33 states at the end of the first quarter, primarily under the Stage, Bealls and Palais Royal trade names.

Any statements in this press release that may be considered forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are discussed in periodic reports filed by the Company with the Securities and Exchange Commission that the Company urges investors to consider.
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